UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2010

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) On December 16, 2010, Geeknet, Inc. (“Geeknet” or the “Company”) issued a press release announcing the appointment of Kathryn McCarthy, age 42, as Executive Vice President and Chief Financial Officer of Geeknet, Inc., effective as of January 4, 2011.

From January 2006 to December 2007, Ms. McCarthy served as Vice-President and CFO of GE Healthcare in London, UK, in which capacity she partnered with the CEO to deliver global growth, reduce costs and support mergers and acquisitions and integration activities.  From July 2003 to December 2005, Ms. McCarthy served as Vice-President of the GE Audit Staff of the General Electric Company, in which capacity she led global audits and reported frequently to the Audit Committee and the Board of Directors.  Ms. McCarthy held various other positions at the General Electric Company for the 18 years prior to joining the Company. Ms. McCarthy graduated from the GE Financial Management Program and holds a Bachelor of Business Administration from the University of Massachusetts.

Ms. McCarthy will receive an annual base salary of Four Hundred Thousand Dollars ($400,000.00) and is entitled to receive a guaranteed bonus for the calendar year 2011 of Two Hundred Thousand Dollars ($200,000.00). For calendar years beginning in 2012, any bonus shall be subject to approval of the Company’s Board of Directors in their sole discretion.  In addition, the Company has agreed to grant Ms. McCarthy Seventy-Eight Thousand One Hundred Twenty-Five (78,125) Restricted Stock Units effective upon the date she commences employment with the Company.  The Restricted Stock Units shall vest over three (3) years from the date of grant, with one-third (1/3) of the total shares subject to the award vesting on each twelve month anniversary of the date of grant, subject to her continued employment on each vesting date.

A copy of the press release entitled “Geeknet Names Kathryn McCarthy as Chief Financial Officer” dated December 16, 2010, is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On December 16, 2010, the Company entered into an employment agreement with Ms. McCarthy. Pursuant to the terms of Ms. McCarthy’s employment agreement, she is entitled to receive the certain specified severance benefits as described below:

If Ms. McCarthy is terminated by the Company other than for Cause, death or Disability prior to a Change of Control or after twelve months following a Change of Control (as such terms are defined in the employment agreement), then subject to Ms. McCarthy executing a release of claims agreement in a form reasonably acceptable to the Company, she will receive (i) compensation for a period of six months equal to the pro-rata portion of her annual base salary, (ii) payment of the quarterly bonus, if any, she would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred, (iii) at least 90 days post-termination to exercise any outstanding awards or such longer period as prescribed in the respective stock plan and agreement for such award, and (iv) six months of health benefits coverage for Ms. McCarthy and her eligible dependents.

If within twelve months following a Change of Control (A) the Company terminates Ms. McCarthy other than for Cause, death or Disability or (B) upon Ms. McCarthy’s Constructive Termination (as such terms are defined in the employment agreement), then subject to Ms. McCarthy executing a release of claims agreement in a form reasonably acceptable to the Company, she will receive (i) compensation for a period of six months equal to the pro-rata portion of her annual base salary, (ii) payment of the quarterly bonus, if any, she would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred, (iii) full acceleration of all outstanding and unvested awards such that they become immediately exercisable (iv) at least 90 days post-termination to exercise any outstanding awards or such longer period as prescribed in the respective stock plan and agreement for such award, and (v) six months of health benefits coverage for Ms. McCarthy and her eligible dependents.

The foregoing description of the employment agreement with Ms. McCarthy contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is filed hereto as Exhibit 10.1.

There are no family relationships between Ms. McCarthy and any executive officers, directors, or other employees of the Company. There are no relationships or transactions between Ms. McCarthy and the Company that would be reportable under Item 404(a) of Regulation S-K.

(e) On December 14, 2010, the Company promoted Caroline Offutt, currently serving as the Company’s President and General Manager, ThinkGeek, to President and Chief Executive Officer of ThinkGeek, Inc., a wholly owned subsidiary of the Company, and promoted Scott Collison, currently serving as President and General Manager of the Media division, to President and Chief Executive Officer of the Media division.  In connection with their promotions, on December 14, 2010, the Company granted each of Caroline Offutt and Scott Collison Seventy-Eight Thousand One Hundred Twenty-Five (78,125) Restricted Stock Units under the Company’s 2007 Stock Option Plan.  The Restricted Stock Units shall vest over three (3) years from the date of grant, with one-third (1/3) of the total shares subject to the award vesting on each twelve month anniversary of the date of grant, subject to their continued employment on each vesting date.

In addition, the Company increased each of their annual base salaries from Three Hundred Eighty Five Thousand ($385,000) for Mr. Collison and Two Hundred Ninety Thousand ($290,000), for Ms. Offutt, to Four Hundred Thousand Dollars ($400,000.00) and provided that each would receive a guaranteed bonus for the calendar year 2011 of Two Hundred Thousand Dollars ($200,000.00).  For calendar years beginning in 2012, any bonus shall be subject to approval of the Company’s Board of Directors in their sole discretion.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed as part of this Current Report:

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement between Kathryn McCarthy and Geeknet, Inc.
99.1	Press Release entitled, “Geeknet Names Kathryn McCarthy as Chief Financial Officer” dated December 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: December 20, 2010

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement between Kathryn McCarthy and Geeknet, Inc.
99.1	Press Release entitled, “Geeknet Names Kathryn McCarthy as Chief Financial Officer” dated December 16, 2010